                   IDEMNIFICATION AND HOLD HARMLESS AGREEMENT
                                    D-750594

     THIS INDEMNIFICATION AND HOLD HARMLESS AGREEMENT dated _April 20_, 1995 is made by BRANDYWINE REALTY PARTNERS, a Pennsylvania general partnership, having its principal office located at 200 Berwyn Park, Suite 100, Berwyn, Pennsylvania 19312 (hereinafter referred to as "Indemnitor") to PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, having its principal office located at c/o The Principal Financial Group, Des Moines, Iowa 50392-1450 (hereinafter referred to as "Indemnitee");

     WHEREAS, Indemnitee is on this date making a loan to Indemnitor in the amount of $6,250,000.00 (the "Loan"), which Loan is being secured by a mortgage lien encumbering the property described on the attached Exhibit A (the "Property"); and

     WHEREAS, as an inducement to the making of the Loan, Indemnitee has required that the Indemnitor execute this Indemnification and Hold Harmless Agreement, and would not make the Loan without the execution of this Indemnification and Hold Harmless Agreement.

     THEREFORE, Indemnitor covenants and agrees as follows:

     1. Indemnitor agrees to defend, indemnify and hold the Indemnitee, its subsidiaries, directors, officers and employees harmless, from and against, and upon Indemnitee's demand to pay or reimburse Indemnitee for any and all losses, liabilities, obligations, damages, deficiencies (including without limitation any deficiency of principal, interest or premium that might occur under the Loan), interest, penalties, judgments, impositions, assessments, fines, costs and expenses, in whole or in part, resulting from, caused by, arising out of, or attributable to any claims, actions, suits or other proceedings under the Federal Water Pollution Control Act (33 U.S.C.ss.1317), as amended, the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.Sss.9601 et. seq.), as amended, the New Jersey Spill
         Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), as amended, the New Jersey Water Pollution Control Act, as amended, the New Jersey Hazardous Substances Reports and Notification Act, the New Jersey Industrial Site Recovery Act N.J.S.A. 13:1K-6 et seq.), regulations promulgated under any of the above acts, common law or any other federal, state or local law or to the spillage, discharge, release or other intentional or unintentional action or omission which directly or indirectly results in the presence or discharge of any Hazardous Material, as defined in the Mortgage and Security Agreement dated of even date herewith executed by Indemnitor for the benefit of Indemnitee, upon the Property, into water or into the environment, caused by, attributed to, or arising out of, the operations, use, control or ownership of the Property, provided, however, that this indemnity does not apply to Hazardous Material that exists on or is discharged from the Property due to acts or omissions occurring after Indemnitor or any person or entity in any way related to Indemnitor no longer holds title to or has any interest in the Property.

     2. In the event of the threatened or actual imposition of any loss, liability, obligation, damage, deficiency, interest, penalty, judgment, assessment, fine, cost, suit or other proceeding, the outcome of which could require indemnification hereunder, Indemnitee may retain, in its sole judgment, such attorneys, engineers or consultants as it believes to be reasonably necessary to defend itself, and Indemnitor shall reimburse Indemnitee for the full amount of the fees of such attorneys, engineers, or consultants. In all events, Indemnitee shall retain the discretion to defend itself, at the expense of Indemnitor, or to require that Indemnitor assume the defense.

         In addition, the Indemnitor shall be obligated to promptly cause the removal of any lien and to remove such spillage, discharge, release or take steps necessary to correct such other intentional or unintentional action or omission which has led to or results in the presence of such substances upon the Property, into water or into the environment, in a manner and in accordance with a time schedule satisfactory to the holder hereof, but, in any event, in accordance with all applicable laws and regulations.

     3. Without limiting the obligations of the Indemnitor under this Agreement, it is not the intention of this Agreement to release any tenant of the Property of any obligations such tenant may have under its lease.

     4. No Trustee, beneficiary or shareholder of Indemnitor shall be liable hereunder in such persons individual capacity, all such liability being limited to the respective estates of the entities constituting Indemnitor.

     5. If more than one, all obligations and agreements of the Indemnitor herein are joint and several.

     IN WITNESS WHEREOF, the Indemnitor hereto has executed this INDEMNIFICATION AND HOLD HARMLESS AGREEMENT the day and year first above written.

                                   BRANDYWINE REALTY PARTNERS, a
                                   Pennsylvania general partnership


                                   By: BRANDYWINE REALTY TRUST,
                                       a Maryland real estate
                                       investment trust, general
                                       partner


                                       By _/s/ Gerard H. Sweeney_____
                                          Gerard H. Sweeney
                                          President and CEO

BB/dt/s:750594/ihha
2/13/95

                            EXHIBIT A

All the real property located in the Township of Evesham, County of Burlington, State of New Jersey and more particularly described as follows:

OFFICE I:

Known and designated as Lot No.(s) 1 in Block No. 2.03 on a certain Map entitled "Greentree Village, Block 2.03, Lots 1 and 2, Mid-Rise Office Building" prepared by Taylor, Wiseman and Taylor and dated April 1, 1981, filed December 4, 1981 in Burlington County Clerk's Office as Map No. 3562, and being further described as follows:

BEGINNING at a point in the centerline of Greentree Road (86.00 feet wide) where the same is intersected by the centerline of Lincoln Drive East (66 feet wide) as illustrated on Map. No. 3562 filed December 4, 1981 in Burlington County Clerk's Office and from said beginning point; thence along said centerline of Greentree Road,

1. South 73 degrees 49 minutes 46 seconds West, 402.73 feet to a point where the same is intersected by the truncated intersection between said Greentree Road and New Jersey State Highway Route 73 (normal width 126.00 feet); thence along said truncation,

2. North 56 degrees 45 minutes 20 seconds West, 190.51 feet to a point in the Northeasterly curve line of said Route 73; thence along the same on a curve to the right having a radius of 5643.65 feet,

3. Northwestwardly, an arc distance of 200.64 feet to a point corner to Block 2.03, Lot 2, thence along the Southeasterly line of said lot 2,

4. North 73 degrees 49 minutes 46 seconds East, 560.14 feet to a point in the aforementioned centerline of Lincoln Drive
    East; thence along said centerline,

5. South 16 degrees 10 minutes 14 seconds East, 342.50 feet to the point and place of beginning.

NOTE:  FOR INFORMATION ONLY:  Being Lot(s) 1, Block 2.03, Tax
Map of the Township of Evesham.

OFFICE II

Known and designated as Lot No.(s) 2 in Block No. 2.03 on a certain Map entitled "Greentree Village, Block 2.03, Lots 1 and 2, Mid-Rise Office Building" prepared by Taylor, Wiseman and Taylor and dated April 1, 1981, filed December 4, 1981 in Burlington County Clerk's Office as Map No. 3562, and being further described as follows:

BEGINNING at a point in the centerline of Lincoln Drive East (66.00 feet wide) where the same is intersected by the division line between Block 2.03, Lots 1 and 2, as illustrated on Map No. 3562 filed December 4, 1981 and from said beginning point; thence along said division line:

1. South 73 degrees 49 minutes 46 seconds West, 560.14 feet to a point in the curved Northeasterly right of way line of New Jersey State Highway Route 73, thence:

2. Along the same, on a curve to the right having a radius of 5643.65 feet Northwestwardly, an arc distance of 49.16 feet to a point of tangency in the same; thence still along the same:

3. North 24 degrees 15 minutes 20 seconds west, 167.59 feet to a point where the same is intersected by the centerline of "Ramp C" (variable width); thence along said centerline the following three courses:

4. North 19 degrees 04 minutes 35 seconds East, 44.35 feet to a point of curvature; thence:

5. Northeastwardly on an arc, curving to the right having a radius of 103.00 feet, an arc distance of 83.89 feet to a point of tangency; thence

6. North 65 degrees 44 minutes 40 seconds East 494.23 feet to a point in the aforementioned centerline of Lincoln Drive East; thence:

7. Southwardly, on an arc, curving to the right having a radius of 1,000.00 feet, an arc distance of 112.27 feet to a point of tangency; thence still along the same:

8. South 16 degrees 10 minutes 14 seconds East, 250.80 feet to the point and place of beginning.

NOTE:  FOR INFORMATION ONLY:  Being Lot(s) 2, Block 2.03, Tax
Map of the Township of Evesham.

OFFICE III:

BEGINNING at a point in the centerline of Greentree Road (86.00 feet wide), where the same is intersected by the centerline of Lincoln Drive West (66.00 feet wide), and from said beginning point; thence:

1. Along said centerline of Greentree Road, North 74 degrees 44 minutes 35 seconds East, 418.41 feet to a point where the same is intersected by the truncated intersection of said Greentree Road and New Jersey State Highway Route 73 (126.00 feet wide); thence along said truncation,

2. South 67 degrees 04 minutes 33 seconds East, 170.39 feet to a point in the curved Southwesterly right of way line of Route 73; thence:

3. Southeastwardly, on an arc, curving to the left having a radius of 5769.65 feet, an arc distance of 217.06 feet to a point where the same is intersected by the curved centerline of a ramp connecting said Route 73 and the aforementioned Lincoln Drive West; thence along said centerline, the following five courses:

4. Southwardly, on an arc, curving to the right having a radius of 163.00 feet, an arc distance of 56.62 feet to a point of compound curvature; thence:

5. Southwestwardly, on an arc, curving to the right having a radius of 103.00 feet, an arc distance of 111.24 feet to a point of tangency; thence

6. South 75 degrees 44 minutes 35 seconds West, 297.99 feet to a point of curvature; thence:

7.   Westwardly, on an arc, curving to the left having a radius of
     213.00 feet, an arc distance of 83.34 feet to a point of tangency; thence

8. South 52 degrees 19 minutes 35 seconds West, 65.18 feet to a point in the aforementioned centerline of Lincoln Drive West; thence:

9. Northwestwardly, on an arc, curving to the right having a radius of 800.00 feet, an arc distance of 313.00 feet to a point of tangency; thence still along the same,

10. North 15 degrees 15 minutes 25 seconds West, 158.88 feet to the point and place of beginning.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 1, Block 3-33, Tax Map of the Township of Evesham.